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                                                                    Exhibit 99.1

                                                                    NEWS RELEASE

[DELPHAX LOGO]                                        FOR IMMEDIATE DISTRIBUTION

                       DELPHAX TECHNOLOGIES INC. COMPLETES
                         REFINANCING OF CREDIT FACILITY

MINNEAPOLIS, FEBRUARY 5, 2004 -- Delphax Technologies Inc. (Nasdaq: DLPX) announced today that it has completed new $13.7 million senior credit facilities with LaSalle Business Credit, LLC and its Canadian affiliate, replacing the Company's previous credit facility, which expired at the end of December 2003. The Company also separately issued in a private placement $3 million of 7% convertible subordinated notes accompanied by warrants to purchase common stock.

The new asset-based senior credit facilities, which expire on January 31, 2007, are composed of $1.2 million in term loans and $12.5 million of revolving credit commitments. The Company is currently using approximately $8.1 million of the senior credit facilities. The convertible subordinated notes bear interest payable in the form of shares of Company common stock and all principal is repayable in four years if the convertible notes are not converted. The conversion price is $3.20 per share, and the four-year warrants that accompanied the convertible notes permit the purchase of 515,625 shares of common stock at $3.51 per share.

"This arrangement provides essential financing to help us capitalize on our technological leadership in a growing digital printing marketplace," said Jay Herman, chairman and chief executive officer. "It is further affirmation of the soundness of our business model and growth strategy--and a critically important step in assembling the capital resources needed to carry out that strategy."

Delphax also announced that it will discuss its first quarter results in a conference call for investors and analysts on Tuesday, February 17, 2004, at 10 a.m. central time. The company will release first quarter results before market opening on that date. To participate in the conference call, please call 1-800-240-7305 shortly before 10 a.m. central time and ask for the DELPHAX conference call. To listen to a taped replay of the conference, call 1-800-405-2236 and enter the pass code 569275#. The replay will be available beginning at noon on February 17, 2004 and will remain active until noon on March 2, 2004.

ABOUT DELPHAX TECHNOLOGIES INC.

Delphax Technologies Inc. is a global leader in the design, manufacture and delivery of advanced digital print production systems based on its patented electron-beam imaging (EBI) technology. Delphax digital presses deliver industry-leading throughput for both roll-fed and cut-sheet printing environments. These flagship products are extremely versatile, providing unparalleled capabilities in handling a wide range of substrates from ultra lightweight paper to heavy stock. Delphax provides digital printing solutions to publishers, direct mailers and other printers that require systems capable of supporting a wide range of commercial printing applications. The company also licenses and manufactures EBI technology for OEM partners that create differentiated product solutions for additional markets. There are currently over 4,000 installations using Delphax EBI technology in more than 60 countries worldwide. Headquartered in Minneapolis, with subsidiary offices in Canada, the United Kingdom and France, the company's common stock is publicly traded on the National Market tier of the Nasdaq Stock Market under the symbol: DLPX. Additional information is available on the company's website at www.delphax.com.

                                     MORE...

CREATING NEW POSSIBILITIES THROUGH DIGITAL IMAGING TECHNOLOGY

12500 Whitewater Drive - Minnetonka, MN 55343 - Phone: 952.939.9000 -
Fax: 952.939.1151 - Website: www.delphax.com
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                                                                    NEWS RELEASE

[DELPHAX LOGO]                                        FOR IMMEDIATE DISTRIBUTION

Statements made in this news release concerning the company's or management's expectation about future results or events are "forward-looking statements." Such statements are necessarily subject to risks and uncertainties that could cause actual results to vary materially from stated expectations. Additional information concerning the factors that could cause actual results to differ materially from the company's current expectations is contained in the company's periodic filings with the Securities and Exchange Commission.

INVESTOR CONTACTS:
Rob Barniskis                                   Tom Langenfeld
Chief Financial Officer                         BlueFire Partners, Inc.
Delphax Technologies Inc.                       (for Delphax Technologies Inc.)
(952) 939-9000                                  (612) 344-1000
investor@delphax.com                            langenfeld@bluefirepartners.com

                                      # # #

CREATING NEW POSSIBILITIES THROUGH DIGITAL IMAGING TECHNOLOGY

12500 Whitewater Drive - Minnetonka, MN 55343 - Phone: 952.939.9000 -
Fax: 952.939.1151 - Website: www.delphax.com